UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2461 South Clark Street, Suite 630
Arlington, Virginia 22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, James A. Kohlberg resigned from the Board of Directors of Katy Industries, Inc. (the “Company”). No disagreement was present between Mr. Kohlberg and the Company.

On February 28, 2007, the Company’s Board of Directors elected Mr. Shant Mardirossian to fill the vacancy created by Mr. Kohlberg’s resignation. Mr. Shant Mardirossian’s term will expire at the Company’s Annual Meeting of Shareholders in 2007. Mr. Mardirossian is currently serving as Chief Financial Officer of Kohlberg & Co., L.L.C. (“Kohlberg”), a U.S. private equity firm. Mr. Mardirossian joined Kohlberg in 1996, was named Chief Financial Officer in 1999 and a Principal in 2005.

Kohlberg, an affiliate of Kohlberg Investors IV, L.P., whose affiliate holds all 1,131,551 shares of the Company’s Convertible Preferred Stock, provides ongoing management oversight and advisory services to the Company. The Company has paid $0.5 million annually for such services, and expects to pay $0.5 million annually in future years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date: March 2, 2007